                SECOND AMENDMENT AND AGREEMENT REGARDING WARRANTS


         THIS SECOND AMENDMENT AND AGREEMENT REGARDING WARRANTS (this "Amendment") is dated as of April 17, 2001, by and among Hispanic Television Network, Inc., a Delaware corporation (the "Company") and Goff Moore Strategic Partners, L.P. and GAINSCO, Inc. (collectively, "Warrantholder Representatives"), representing all holders of that certain series of warrants to purchase shares of Company common stock dated July 25, 2000 (collectively, as amended, supplemented or modified to the date hereof, the "Warrants") and issued by the Company in connection with the Original Loan Agreement (as defined below), and representing the parties, other than the Company, to the Registration Rights Agreement and the Second Amendment (each as defined below).


                              W I T N E S S E T H:

         WHEREAS, the Company and the Warrant Representatives and the other lenders set forth therein entered into that certain Loan Agreement dated as of July 25, 2000 (as amended, supplemented or modified to the date hereof, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, the Company issued the Warrants to the Warrantholder Representatives and the other lenders thereunder;

         WHEREAS, the Warrants have previously been amended from time to time in connection with amendments to the Original Loan Agreement among the Company and the Warrant Representatives, including under (i) that certain Second Amendment to Loan Agreement and Agreement dated as of November 6, 2000 (the "Second Amendment"), (ii) that certain Third Amendment to Loan Agreement and Agreement dated as of December 15, 2000 (the "Third Amendment") and (iii) that certain Amendment and Agreement Regarding Warrants dated January 31, 2001 (the "First Warrant Amendment");

         WHEREAS, the Company, the Warrant Representatives and the lenders represented by the Warrant Representatives entered into that certain Registration Rights Agreement dated as of July 25, 2000 (the "Registration Rights Agreement");

         WHEREAS, the First Warrant Amendment was predicated upon the consummation of certain proposed underlying transactions that were in fact ultimately not consummated; and

         WHEREAS, the Company and Warrantholder Representatives desire to further amend the Warrants (as amended by the Second Amendment, the Third Amendment and the First Warrant Amendment) and the Registration Rights Agreement as described herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Seventh Amendment to Loan Agreement and Amendment of

Notes of even date herewith (the "Seventh Amendment"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. PRIOR AMENDMENTS TO WARRANT PROVISIONS SUPERSEDED AND CANCELED. Article II.A. of the Second Amendment (Agreements Relating to the Warrants), Article II.A. of the Third Amendment (Agreements Relating to the Warrants) and the entire First Warrant Amendment are each hereby deleted in their entirety and shall be of no further force or effect.

         2. TERMS DEFINED IN THE WARRANTS. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Warrants shall have the same meanings whenever used in this Amendment.

         3. AMENDMENTS TO DEFINED TERMS. The definitions of "Exercise Price", "Loan Agreement" and "Shares" in Section 1 of the Warrants are deleted in their entirety and replaced with the definitions set forth below and the definitions of "Fully Diluted Shares", "Series Shares" and "Series Warrants" are added as set forth below:

                  "EXERCISE PRICE" shall mean the exercise price per share of Common Stock, which shall equal $.01 (one cent) per share.

                  "FULLY DILUTED SHARES" shall mean (i) the shares of Common Stock outstanding as of a specified date, (ii) shares of Common Stock into or for which rights, options, warrants, indebtedness or other securities outstanding as of such date are or may become exercisable, exchangeable or convertible (including the Series Shares), and (iii) shares of Common Stock designated or set aside as of such date for issuance pursuant to any option plan, equity incentive plan or other plan pursuant to which shares of Common Stock may become issued.

                  "LOAN AGREEMENT" shall mean that certain Loan Agreement dated as of July 25, 2000, between the Company and certain lenders set forth therein, as may be amended from time to time.

                  "SERIES SHARES" shall mean the aggregate number of shares of Common Stock subject to all Series Warrants calculated as follows. In the event that the entire amount of principal and interest outstanding under the Loan Agreement is repaid by the Company (i) on or before May 31, 2001, the number of Series Shares shall be equal to 5% of the Fully Diluted Shares, (ii) after May 31, 2001 but on or before June 30, 2001, the number of Series Shares shall be equal to 7.5% of the Fully Diluted Shares, (iii) after June 30, 2001 but on or before July 31, 2001, the number of Series Shares shall be equal to 10% of the Fully Diluted Shares, or (iv) after July 31, 2001 but on or before August 31, 2001, the number of Series Shares shall be equal to 12.5% of the Fully Diluted Shares. The percentage as may from time to time be determined to be applicable under clauses (i)-(iv) of the immediately preceding sentence shall be referred to herein as the "Applicable Percentage".

                  "SERIES WARRANTS" shall mean, collectively, all of the outstanding warrants of the same series as this Warrant, specifically those warrants originally issued in connection with the Loan Agreement and dated July 25, 2000, or any warrants substituted therefor.

                  "SHARES" shall mean, subject to adjustment as provided under
         Section 3, the number of shares of Common Stock subject to this Warrant. The number of Shares shall equal, at any point in time, the number of Series Shares MULTIPLIED BY (c) a fraction (i) the numerator being the total maximum principal amount loaned or committed to be loaned to the Company BY PURCHASER (including the Initial Loan Amount and the Escrowed Funds, as such terms are defined in the Loan Agreement), plus the aggregate interest payable by the Company on such loan until such time as the loan is repaid in full, and (ii) the denominator being the total maximum principal amount loaned or committed to be loaned to the Company by ALL LENDERS (including the Initial Loan Amount and the Escrowed Funds, as such terms are defined in the Loan Agreement), plus the aggregate interest payable by the Company on such loans until such time as the loans are repaid in full. FOR EXAMPLE, if Purchaser loaned $950,000 to the Company and the interest payable under such loan was $50,000, the total amount loaned to the Company under the Loan Agreement was $4.75 million and the interest payable under such loans was $250,000, and the number of Series Shares was 5,000,000, then the number of Shares would be 1,000,000 (i.e., 5,000,000 Series Shares multiplied by $1,000,000/$5,000,000).

         4. EXERCISE OF WARRANT. Section 2(a) of the Warrants is hereby deleted in its entirety and replaced with the following:

                  (a) At any time after the date hereof through and including the Expiration Date, Warrantholder may from time to time exercise this Warrant, in whole or in part. In the event that the Warrantholder elects to exercise this Warrant at any time that the number of Shares has not been finally determined, the Company shall be obligated to permit the Warrantholder to exercise its right to purchase the maximum number of Shares that may be covered by this Warrant at the time of exercise, and the Company shall promptly issue such Warrantholder a new Warrant representing the right to purchase any unexercised or additional Shares that may be determined subsequent to such exercise.

         5. ADJUSTMENT OF SERIES SHARES; ANTI-DILUTION. Section 3 of the Warrants is hereby deleted in its entirety and replaced with the following:

                  SECTION 3.      ADJUSTMENT OF SERIES SHARES; ANTI-DILUTION.

                  (a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following such action, the number of Series Shares as determined immediately prior to such action shall be proportionately increased.

                  (b)   (i)     If, at any time prior to the Expiration Date,
                  the Company issues or sells shares of Common Stock, or in any manner grants any warrants, options or other rights (collectively, "Options") to acquire shares of Common Stock or any other securities convertible into or exchangeable for Common Stock ("Convertible Securities"), and such Common Stock, or the shares of Common Stock underlying such Options or Convertible Securities, are issued or may under any possible circumstances be subject to issuance for less than $2.00 per share cash consideration (such calculation disregarding the value, if any, of any portion of consideration paid in any form other than cash) to the Company for such shares (such amount, as subject to adjustment hereunder, the "Minimum Price"), then the number of Series Shares as calculated immediately prior to such action shall be adjusted immediately after such action by adding a number of additional shares equal to:

         (The maximum number of shares of Common Stock issued or potentially issuable (pursuant to exercise, conversion or exchange of an Option or Convertible Security or otherwise) at less than the Minimum Price resulting from such action MULTIPLIED BY the Applicable Percentage) DIVIDED BY (1 MINUS the Applicable Percentage)

                        (ii) For purposes of determining whether any shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities are subject to issuance for less than the Minimum Price, the following rules shall apply. First, the consideration paid for such shares of Common Stock shall be deemed to include the total amount of cash consideration, if any, received or receivable by the Company as consideration for the issue or grant of such Options and Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options and the conversion or exchange of such Convertible Securities, including, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities (such calculation disregarding the value, if any, of any portion of consideration paid in any form other than cash). Second, in the event that the Company issues indebtedness or other securities that are not Options or Convertible Securities (the "Other Securities") concurrently with the issuance of Options or Convertible Securities, the Company shall allocate the face amount of such indebtedness or the liquidation preference of such Other Securities, whichever is greater, to such Other Securities, and shall allocate the remaining consideration to the Options or Convertible Securities for the purposes of this subsection (ii). Third, in the event that the Company concurrently issues Options or Convertible Securities that contain different exercise prices, then the Options or Convertible Securities with separate conversion prices shall be treated as a separate issuance for purposes of this Section 3.

                        (iii) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is decreased by a combination of shares (by reverse stock split or otherwise) of Common Stock, then, immediately following such action, the Minimum Price in effect immediately prior to such action will be proportionately increased.

                        (iv) At any time prior to the Expiration Date that the Company sells or issues shares of Common Stock, Options or Convertible Securities, the Company shall provide to each Warrantholder, within fifteen calendar days of such action, written notice of such sale or issuance, including a reasonable description of the substance of such sale or issuance, including the amount and form of any consideration paid to the Company in connection with such action, and the terms and conditions of exercise, conversion or exchange related to any Options or Convertible Securities sold or issued in such action.

                        (v)     Notwithstanding the foregoing provisions of this
                  Section 3(b), if the entire amount of principal and interest outstanding under the Loan Agreement and all other Obligations (as defined in the Loan Agreement) are repaid by the Company in full on or before April 30, 2001, this Section 3(b) shall terminate one year prior to the Expiration Date.

         6. RESERVATION AND AUTHORIZATION OF CAPITAL STOCK. Section 6 of the Warrants is hereby deleted in its entirety and replaced with the following:

                  SECTION 6. RESERVATION AND AUTHORIZATION OF CAPITAL STOCK. The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise for in full for Series Shares of all outstanding Series Warrants.

         7. REGISTRATION RIGHTS. Section 9 of the Warrants is hereby deleted in its entirety and replaced with the following:

                  SECTION 9. REGISTRATION RIGHTS. The Warrant Stock issuable upon exercise of this Warrant shall be deemed to constitute "Registrable Shares" as defined under and subject to the provisions of a certain Registration Rights Agreement, dated the same date as this Warrant, by and among the Company, Purchaser and the other Lenders.

         8. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT. The definition of "Registrable Shares" in Section 1(f) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

                  (f) "Registrable Shares" means at any time any Common Stock owned by any Holder which is or may be acquired through the exercise of the Warrants, or otherwise issued pursuant to any provision in the Warrants as they may from time to time be amended, and any other shares of Common Stock issued in respect of such shares by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; PROVIDED, HOWEVER, that shares of Common Stock shall cease to be Registrable Shares as soon as they are: (i) eligible for sale without restriction under Rule 144(k) of the Securities Act (provided that the Company's Secretary or transfer agent has removed all transfer restrictions and restrictive legends with respect to such Common Stock); (ii) sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act (provided that the Company's Secretary or transfer agent has removed all transfer restrictions and restrictive legends with respect to such Common Stock); (iii) sold, transferred or disposed of by a Holder to any Person that is not a Purchaser or an Affiliate of a Purchaser; or (iv) no longer outstanding.

         9. REQUEST FOR DEMAND REGISTRATION. The Warrantholder Representatives, representing the holders of a majority of Registrable Securities (as defined under the Registration Rights Agreement, as amended) hereby notify the Company of their request that a Required Shelf (as defined in the Registration Rights Agreement) be filed by the Company in accordance with Section 2(a)(i) of the Registration Rights Agreement.

         10. EFFECTIVE DATE. This Amendment shall become effective if and when, and only if and when, the Seventh Amendment becomes effective.

         11. EFFECT OF EVENT OF DEFAULT UNDER LOAN AGREEMENT. Upon the occurrence of an "Event of Default" as defined under the Original Loan Agreement, as may be amended from time to time from and after the date hereof (including under the Seventh Amendment), the following shall occur:

                  (a) Sections 3, 4, 5 and 6 of this Amendment shall be canceled in their entirety and shall be of no further force or effect;

                  (b) The Warrants shall thereafter be governed (unless later amended) by their original terms and provisions as in effect prior to any amendments thereto, provided that the Warrants shall hereby be amended as follows:

                        (i) Notwithstanding anything to the contrary contained in the definition of Shares (as such term is defined in the Warrants), the number of Shares that each Warrant is exercisable into upon the final application of the calculations set forth in such definition shall be multiplied by an additional one hundred and twenty five percent (125%).

                        (ii) With respect to the definition of Exercise Price in Section 1 of the Warrant, the first event to occur under the various alternative calculation methods set forth in clauses (a) through (e) of such definition is clause (c), the occurrence of January 31, 2001. Accordingly, the parties hereto hereby agree that the proper calculation of Exercise Price pursuant to such clause (c) would be $.41 per share (subject to adjustment pursuant to the provisions of Section 3 of the Warrant, as may be amended from time to time, which Section 3 will be applied retroactively to the date of the original issuance of the Warrant).

         12. EXPENSES OF COUNSEL. In connection with this Amendment, the Company shall have the obligation to reimburse the Warrantholder
Representatives for the fees and expenses of their counsel. The Company shall pay this amount to Warrantholder Representatives on or prior to April 30, 2001.

         13. REPRESENTATIONS AND WARRANTIES. In order to induce Warrantholder Representatives to enter into this Amendment on behalf of themselves and the other holders of Warrants, the Company represents and warrants to each holder of an Warrant as follows:

                  (1) The Company is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Warrants and the Registration Rights Agreement as hereby amended. The Company has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company hereunder.

                  (2) The execution and delivery by the Company of this Amendment, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of the Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company of this Amendment or to consummate the transactions contemplated hereby.

                  (3) When duly executed and delivered, this Amendment will be a legal and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                  (4) Attached as EXHIBIT A hereto is a true and correct listing and description (i.e., the number of shares of outstanding Common Stock, the number of shares of Common Stock subject to outstanding employee options, etc.) as of the date indicated on such exhibit (which date shall not be earlier than 10 days prior to the date hereof) of all Fully Diluted Shares (as defined above). The parties recognize that the total number of Series Shares will not be determined until such time as the entire amount of the principal and interest outstanding under the Loan Agreement is repaid in full, and thus the total number of Series Shares will be calculated based on the number of Fully Diluted Shares at such time.

         14. SURVIVAL. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Amendment and the performance hereof.

         15. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         16. COUNTERPARTS; FAX. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                  THE COMPANY:

                                  HISPANIC TELEVISION NETWORK, INC.


                                  By:
                                      ------------------------------------------
                                        Name:
                                        Title:




                                  WARRANTHOLDER REPRESENTATIVES:

                                  GOFF MOORE STRATEGIC PARTNERS, L.P.

                                  By: GMSP Operating Partners, L.P., its general partner

                                  By: GMSP, L.L.C.


                                  By:
                                      ------------------------------------------
                                        J. Randall Chappel, Principal


                                  GAINSCO, INC.


                                  By:
                                      ------------------------------------------
                                        Name:
                                        Title:

                                 EXHIBIT A

            Schedule of "Fully Diluted Shares" as of April 13, 2001